Exhibit 1

DEED OF ACTING-IN-CONCERT

This Deed of Acting-in-Concert (the “Deed”) is made and entered into as of June 28, 2018 by and between the following parties:

Party A: ZALL CROSS-BORDER E-COMMERCE INVESTMENT COMPANY LIMITED, a limited liability company duly incorporated and validly existing under the laws of British Virgin Islands.

Party B: AOGANG International (Hong Kong) Corporation Limited, a limited liability company duly incorporated and validly existing under the laws of Hong Kong.

Each of the parties listed above referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, LIGHTINTHEBOX HOLDING CO., LTD., is a company duly incorporated and validly existing under the laws of Cayman Islands, listed on the New York Stock Exchange (the “Listed Company”).

WHEREAS, Party A and Party B are shareholders of the Listed Company, directly or indirectly holding 34.4% and 18.1% shares in the capital of the Listed Company, respectively. The Parties will maintain concerted actions in the management, operation, shareholders decision-making and directors decision-making of the Listed Company. The Parties hereby agree to, by signing this Deed, make a written confirmation and further agreement on their acting-in-concert relationship.

NOW, THEREFORE, the Parties agree, from the date hereof, the following arrangements of equity interests of the Listed Company, directly or indirectly owned by each Party respectively.

1.                                As for the equity interest, together with voting rights attached thereto, of the Listed Company directly or indirectly held by the Parties, Party B shall actively and consistently act in concert with Party A in relation to the following matters: all significant matters concerning the Listed Company, and matters that require the decisions of the shareholders of the Listed Company pursuant to applicable laws and/or memorandum and articles of the Listed Company, including but not limited to amendment of memorandum and articles and appointment of auditors, etc.

2.                                When exercising shareholder’s voting rights on any shareholders meeting of the Listed Company, Party B shall consistently follow Party A and make resolution and/or vote in the same manner with Party A.

3.                                In the event that the Listed Company holds any board meeting approving any matters, including but not limited to approval of the business plans and investment plans of the Listed Company, appointment or removal of the company’s CEO and decision of CEO’s remuneration, establishment of the company’s basic management system, etc., Party B shall consistently (subject to his/her fiduciary duties) procure the directors it designated and appointed to follow the directors designated and appointed by Party A and make resolution and/or vote in the same manner with the directors appointed by Party A.

4.                                During the effective period of this Deed, the Parties agree and undertake that, without prior written consent of the other Party, it shall not purchase, sell, transfer or otherwise dispose any equity it directly or indirectly owns in the Listed Company.

5.                                The term of this Deed shall be three (3) years from the date hereof, unless:

(a)                                 this Deed is terminated through written agreement of the Parties; or

(b)                                 there is an order made by the court or resolution adopted by the shareholders to wind up or liquidate the Listed Company.

6.                                      This Deed shall be governed by and construed exclusively in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of laws thereof. The Parties irrevocably submit to the jurisdiction of the courts of the State of New York. Each of the Parties hereby irrevocably waives any right it have or may have to a jury trial of any suit, action or proceeding arising out of this Deed or the transactions relating to its subject matter.

IN WITNESS WHEREOF this Deed has been executed by the party hereto and is intended to be and hereby delivered on the day and year first above written.

EXECUTED as a deed by		)	/s/ Yan Zhi
		)	Duly Authorised Signatory
ZALL CROSS-BORDER E-COMMERCE INVESTMENT COMPANY LIMITED		)
		)	Name:	Yan Zhi
)
Witness:	/s/ Zhao Kai	)	Title:	Director

Signature Page to Deed of Acting-In-Concert

IN WITNESS WHEREOF this Deed has been executed by the party hereto and is intended to be and hereby delivered on the day and year first above written.

EXECUTED as a deed by		)	/s/ Zhentao Wang
		)	Duly Authorised Signatory
AOGANG International (Hong Kong) Corporation Limited))
		)	Name:	Zhentao Wang
)
Witness:	/s/ Zhao Kai	)	Title:	Director

Signature Page to Deed of Acting-In-Concert